UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (e)  At the 2011 annual meeting of stockholders of The First Marblehead Corporation (the “Corporation”), which was held on November 14, 2011 (the “2011 Annual Meeting”), the Corporation’s stockholders approved the Corporation’s 2011 stock incentive plan (the “2011 Plan”).  The 2011 Plan is intended to replace the Corporation’s 2003 stock incentive plan, as amended and restated (the “2003 Plan”).  The 2011 Plan allows for the issuance of up to 11,406,698 shares of the Corporation’s common stock, which includes up to 4,406,698 shares of common stock that remained available for grant under the 2003 Plan as of November 14, 2011 or could again become available for grant if outstanding awards under the 2003 Plan as of November 14, 2011 are terminated, surrendered or cancelled in whole or in part.

The Corporation’s executive officers, employees and non-employee directors, as well as consultants and advisors, are eligible to receive awards under the 2011 Plan, including stock options, restricted stock awards, restricted stock units and performance awards, in accordance with the terms and conditions of the 2011 Plan.

The foregoing description of the 2011 Plan is subject to, and is qualified in its entirety by, the 2011 Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 14, 2011, the Corporation held the 2011 Annual Meeting.  A total of 73,349,616 shares of common stock were present or represented by proxy at the 2011 Annual Meeting, representing 72.4% of the issued and outstanding shares entitled to vote.  The voting results from the 2011 Annual Meeting were as follows:
  each of the nine nominees listed below was re-elected as a director of the Corporation;
  KPMG LLP was ratified as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2012;
  the 2011 Plan was approved;
  the compensation of the Corporation’s named executive officers was approved by stockholders on an advisory basis; and
  a frequency of one year for future advisory votes on the Corporation’s named executive officer compensation was approved by stockholders on an advisory basis.
Proposal One — Election of Directors.  On the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of the Corporation (the “Board of Directors”) nominated Nancy Y. Bekavac, William R. Berkley, Dort A. Cameron III, Henry Cornell, George G. Daly, Peter S. Drotch, Thomas P. Eddy, William D. Hansen and Daniel Meyers for election as directors, each with a term to expire at the Corporation’s next annual meeting of stockholders. The final voting results were as follows:

Board of Directors Nominees	For	Withheld	Broker Non-Votes

Nancy Y. Bekavac	53,744,359	806,525	18,798,732
William R. Berkley	43,645,592	10,905,292	18,798,732
Dort A. Cameron III	53,678,841	872,043	18,798,732
Henry Cornell	53,968,403	582,481	18,798,732
George G. Daly	53,486,869	1,064,015	18,798,732
Peter S. Drotch	53,578,383	972,501	18,798,732
Thomas P. Eddy	53,585,009	965,875	18,798,732
William D. Hansen	53,754,558	796,326	18,798,732
Daniel Meyers	53,113,451	1,437,433	18,798,732

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee of the Board of Directors appointed the firm of KPMG LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2012. Although stockholder approval of the appointment of KPMG LLP is not required by the Corporation’s by-laws or other applicable legal requirements, the Corporation provided stockholders with an opportunity to ratify the appointment. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
67,732, 256	762,125	4,855,235	0

Proposal Three — Approval of the 2011 Plan.  The Board of Directors approved the 2011 Plan, subject to approval of the Corporation’s stockholders at the 2011 Annual Meeting.  The 2011 Plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
52,415,833	2,095,868	39,183	18,798,732

Proposal Four — Approval, on an Advisory Basis, of the Compensation of the Corporation’s Named Executive Officers.  In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation provided its stockholders the opportunity to approve the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement dated September 29, 2011, which was filed with the Securities and Exchange Commission on October 5, 2011 (the “2011 Proxy Statement”).  Stockholders were asked to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
51,786,899	2,719,348	44,637	18,798,732

Proposal Five — Approval, on an Advisory Basis, of the Frequency of Holding Future Advisory Votes on Named Executive Officer Compensation.  In accordance with Section 14A of the Exchange Act, the Corporation provided its stockholders the opportunity to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes similar to proposal four above. The final voting results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
45,609,807	4,826,243	3,378,065	736,769	18,798,732

See the 2011 Proxy Statement for additional information on the 2011 Annual Meeting and the foregoing proposals.

Item 8.01  Other Events.

Massachusetts Appellate Tax Board Matters

The Corporation received notice on November 12, 2011 that the Massachusetts Appellate Tax Board (the “ATB”) had issued an order (the “Order”) in the cases relating to the Massachusetts tax treatment of GATE Holdings, Inc., a former subsidiary of the Corporation (“GATE”).

Background

The Corporation took the position in these cases that GATE was properly taxable as a financial institution and was entitled to apportion its income under applicable provisions of Massachusetts tax law. The Massachusetts Commissioner of Revenue (the “Commissioner”) took alternative positions: that GATE was properly taxable as a business corporation, or that GATE was taxable as a financial institution, but was not entitled to apportionment or was subject to 100% Massachusetts apportionment.

In September 2007, the Corporation filed a petition with the ATB seeking a refund of state taxes paid for its taxable year ended June 30, 2004, all of which taxes had previously been paid as if GATE were a business corporation.  In December 2009, the Commissioner made additional assessments of tax, along with accrued interest, of approximately $11.9 million for GATE’s taxable years ended June 30, 2004, 2005 and 2006, and approximately $8.1 million for the Corporation’s taxable years ended June 30, 2005 and 2006.  In March 2010, the Corporation filed petitions with the ATB contesting the additional assessments against GATE and the Corporation. The assessments against GATE were in the alternative to the assessments against the Corporation. In April 2011, the ATB held an evidentiary hearing on the foregoing, and the parties filed their final briefs in the cases in September 2011.

ATB Ruling

The Order reflected the following rulings and findings:
  GATE was properly taxable as a financial instiution, rather than a business corporation, for each of the tax years at issue;
  GATE was entitled to apportion its income under applicable provisions of Massachusetts tax law for each of the tax years at issue;
  GATE properly calculated one of the two applicable apportionment factors used to calculate GATE's financial institution excise tax;
  GATE incorrectly calculated the other apportionment factor (the "Property Factor") by assigning all trust-owned private education loans outside of Massachusetts rather than assigning all of them to Massachusetts; and
  All penalties assessed to the Corporation and GATE were abated.
The Corporation expects the ATB to issue an opinion explaining the rulings and finding included in the Order within six months.  After the ATB has issued its opinion, the Corporation will consider an appeal of the Order’s finding with regard to the Property Factor (an “Appeal”).  The Commissioner may also consider an appeal of the Order’s other findings.

In connection with the Order, as well as the expiration of the statute of limitations applicable to GATE’s taxable year ended June 30, 2007, the Corporation expects to recognize an income tax benefit during the fiscal quarter ending December 31, 2011 of approximately $12.5 million.  The Corporation also expects to make net tax payments for GATE’s taxable years ended June 30, 2004, 2005 and 2006 of approximately $5.0 million.  The Corporation expects to make these tax payments during the fiscal quarter ending March 31, 2012 and in advance of an Appeal, if any.

If the Corporation is unsuccessful in an Appeal, the Corporation could be required to make additional tax payments for GATE’s taxable years ended June 30, 2008 and 2009, which could materially adversely affect our liquidity position.  The Corporation cannot predict the timing of any such payments at this time.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	The First Marblehead Corporation 2011 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 17, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	The First Marblehead Corporation 2011 Stock Incentive Plan